                                                                    Exhibit 10-6
                                                                          Page 1


                                AMENDMENT NO. 2
              TO THE DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES
                                       OF
               SAVANNAH FOODS & INDUSTRIES, INC. AND SUBSIDIARIES


        THIS AMENDMENT NO. 2 is made this 13th day of December, 1993 by Savannah Foods & Industries, Inc. (the "Company").

                               W I T N E S E T H:

        WHEREAS the Board of Directors of the Company adopted the Amendment and Restatement of the Deferred Compensation Plan for Key Employees of Savannah Foods & Industries, Inc. and Subsidiaries, effective August 1, 1990 and as subsequently amended in that Amendment No. 1 dated October 16, 1992 (the "Plan"); and

        WHEREAS the Board deems it to be in the best interests of the Company to change the timing and method of Severance Benefits attributable to future Deferral Elections and to allow the Committee to annually limit the amount to be deferred by Participants under the Plan.

        NOW, THEREFORE, effective the day and year first above written, the Plan is amended as set forth below.

                                    ITEM ONE

        Section 5.2 is rewritten to read as follows:

                 5.2  TIMING AND METHOD.

                 (a) Pre-1994 Deferral Elections. For Deferral Elections which are executed and delivered to the Committee prior to January 1, 1994 and to the extent such Deferral Elections are effective for a calendar year or years beginning prior to January 1, 1994 (Pre-1994 Deferral Elections"):

                                                                    Exhibit 10-6
                                                                          Page 2


                     (i) If at the time of Severance, the Participant has
                 neither attained age 55 nor accrued 15 Years of Service, then payment of the Severance Benefit attributable to such Pre-1994 Deferral Elections shall equal the amount of the Participant's total Deferrals and Deemed Deferrals under the Plan attributable to Pre-1994 Deferral Elections plus interest credited with respect to such Deferrals and Deemed Deferrals at the rate of 7% per annum, compounded annually. Payment shall be made in lump sum in the month next following the month of Severance.

                     (ii) If at the time of Severance the Participant has
                 either attained age 55 or accrued 15 Years of Service, then payment of the Severance Benefit attributable to such Pre-1994 Deferral Elections shall begin the first January following the Participant's attainment of Normal Retirement Age and shall continue in each month thereafter until 180 payments are made. Each monthly payment shall equal the sum of the monthly payments payable pursuant to all of the Participant's Pre-1994 Deferral Elections. The monthly amount payable pursuant to such pre-1994 Deferral Elections shall equal the monthly Normal Retirement Benefit amount stated in the Schedule attached to each such Deferral Election.

                 (b) Post-1993 Deferral Elections. For those Deferral Elections not otherwise described in Section 5.2(a) above ("Post-1993 Deferral Elections"):

                                                                    Exhibit 10-6
                                                                          Page 3


                     (i) If at the time of Severance, the Participant has not
                 attained age 60, then payment of the Severance Benefit attributable at such Post-1993 Deferral Elections shall equal the amount of the Participant's total Deferrals and Deemed Deferrals under the Plan attributable to Post-1993 Deferral Elections plus interest credited with respect to such Deferrals and Deemed Deferrals at the rate of 7% per annum, compounded annually. Payment shall be made in lump sum in the month next following the month of Severance.

                     (ii) If at the time of Severance the Participant has
                 attained age 60, then payment attributable to Post-1993 Deferral Elections shall be made under the provisions of
                 Section 3.2 hereof as if the Participant had elected Early Retirement.

                                    ITEM TWO

        Section 1.10 is rewritten to read as follows:

                 1.10 DEFERRAL ELECTION: The Participant's irrevocable written election, made in accordance with Article 2 and substantially in the form attached hereto as Exhibit A and as approved by the Committee, to forgo the receipt of a stipulated amount of salary. Amounts so foregone are called "Deferrals".

                                  ITEM THREE

        Section 2.4(c) is inserted as follows:

                 2.4 DEFERRAL ELECTIONS. (c) No Deferral Election is effective for deferring any dollar amount of salary except to

                                                                    Exhibit 10-6
                                                                          Page 4

        the extent such election is accepted and approved by the Committee in the exercise of its sole discretion. Thus, the Committee, may, as to each employee submitting a Deferral Election, limit the dollar amount of salary which may be deferred or completely disallow any salary deferral as to such Deferral Election.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the day and year first above written.


                                        SAVANNAH FOODS & INDUSTRIES, INC.
[SEAL]
Attest:
/S/W. R. Steinhauer                     By: /S/William W. Sprague, III
- ----------------------                     ------------------------------
Assistant Secretary                                         President
- ----------------------                     ------------------